Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) and Rule 16a-3(j) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree (i) to the joint filing on behalf of each of them, or any combination thereof, of (x) one or more statements on Schedule 13D or 13G, as applicable (including any required amendments thereto), (y) one or more statements on Forms 3, 4 or 5, respectively, in each case with respect to the Common Shares of TCP International Holdings Ltd. beneficially owned by each of the undersigned and (ii) that this Agreement be included as an Exhibit to such joint filing, as may be required.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 21st day of January 2016.

ELLIS YAN

/s/ Ira Kaplan, Attorney-in-Fact Ellis Yan

ZHAOLING YAN

/s/ Ira Kaplan, Attorney-in-Fact Zhaoling Yan

DAVID YAN’S TRUST DATED 6/16/14

/s/ Ira Kaplan, Attorney-in-Fact David Yan’s Trust Dated 6/16/14

CHERRY PLUS LIMITED

/s/ Ira Kaplan, Attorney-in-Fact Cherry Plus Limited